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                                  EXHIBIT 24.3
           CONSENT TO BE NAMED IN REGISTRATION STATEMENT -- FORM S-4

As the author of the Investigating Accountant's Report dated 14 September 1995 ("the Report") in Appendix A of the Form S-4 Registration Statement of Homestake Mining Company ("the Registration Statement"), Coopers & Lybrand (Securities) Limited hereby consents to:

    (a) the use of the report in the Registration Statement in the form and context in which the Report is included; and

    (b) being named in the Registration Statement as an Independent Accountant.

Dated this 14th day of September 1995

For and on behalf of Coopers & Lybrand (Securities) Limited

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Charles H Humphrey                      Geoffrey M Cottrell
Authorised Representative               Authorised Representative

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